Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-33712) and Forms S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104, 333-134256, 333-145577 and 333-168586) of IntriCon Corporation and Subsidiaries of our reports dated March 8, 2011, relating to the consolidated financial statements and the financial statement schedule, which appear on pages 35 and 63 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
March 8, 2011